UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017 (October 2, 2017)

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017, the SeaWorld Entertainment, Inc. (the “Company”) Compensation Committee of its Board of Directors (the “Committee”) approved one-time equity retention awards (collectively referred to as the “Retention Awards”) for (a) G. Anthony (Tony) Taylor, the Company’s Chief Legal Officer, General Counsel and Corporate Secretary and (b) John T. Reilly, the Company’s Chief Parks Operations Officer (collectively referred to as the “Executives”).  In light of the Executives’ responsibilities, their value to the organization, and in order to address the lack of retention value of outstanding equity awards held by the Executives, the Committee approved the Retention Awards to encourage the Executives to remain with the Company on a long-term basis.  The Retention Award for Mr. Taylor provides for a one-time grant of time-vesting restricted stock with a grant date fair value equal to $362,000 (100% of Mr. Taylor’s 2017 base salary) which will vest over three years, with one-third (1/3) vesting on each of the first three anniversaries of the date of grant, subject to Mr. Taylor’s continued employment through the applicable vesting date. The Retention Award for Mr. Reilly provides for a one-time grant of time-vesting restricted stock with a grant date fair value equal to $345,000 (100% of Mr. Reilly’s 2017 base salary) which will vest over three years, with one-third (1/3) vesting on each of the first three anniversaries of the date of grant, subject to Mr. Reilly’s continued employment through the applicable vesting date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: October 5, 2017	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary